Exhibit 10.33.2

AMENDMENT 2010-1

TO

THE MACERICH COMPANY

EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, The Macerich Company (the “Company”) maintains The Macerich Company Employee Stock Purchase Plan (the “ESPP”);

WHEREAS, Section 19(d) of the ESPP provides that the Board of Directors of the Company may amend the Plan.

NOW, THEREFORE, the ESPP is hereby amended, effective as of the dates set forth herein, as follows:

1.             The definition of “Offering Period” in Section 2 of the ESPP is amended to read as follows:

“Offering Period” means (i) through December 31, 2010, each six-month period commencing January 1 or July 1 and ending the immediately following June 30 or December 31, respectively, (ii) the five-month period commencing January 1, 2011 and ending May 31, 2011, and (iii) after May 31, 2011, each six-month period commencing June 1 or December 1 and ending the immediately following November 30 or May 31, respectively.

2.             Effective commencing with the Offering Period beginning January 1, 2009, the last sentence of Section 7(a) is hereby amended to read as follows:

A Participant’s Account shall be reduced by any amounts used to pay the Exercise Price of shares acquired, by any other amounts distributed pursuant to Section 7(e), 9(b) or 11 or by any amounts used to satisfy withholding obligations pursuant to Section 25.

3.             Effective commencing with the Offering Period beginning January 1, 2009, Section 9 is hereby amended in its entirety to read as follows:

9.             EXERCISE OF OPTION

(a)           Purchase of Shares.  Unless a Participant withdraws pursuant to Section 7(e) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Exercise Price with the balance of such Participant’s Account.

(b)           Account Balance Remaining After Purchase.  If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date:  (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date.  If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date.  If any amount which exceeds one of the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

4.             Effective commencing with the Offering Period beginning January 1, 2009, the second sentence of Section 16 is hereby amended to read as follows:

Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Exercise Price, the number of whole shares purchased and his or her remaining Account balance, if any.

5.             Effective commencing with the Offering Period beginning January 1, 2009, the second sentence of the first paragraph of Section 25 is hereby amended to read as follows:

In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Exercise Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).

IN WITNESS WHEREOF, The Macerich Company has caused this Amendment to be executed on October 28, 2010.

THE MACERICH COMPANY

By:	/s/ Richard A. Bayer